    As filed with the Securities and Exchange Commission on December 4, 1998

                                        REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                            ZOLL MEDICAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            MASSACHUSETTS                                04-2711626
      (STATE OF INCORPORATION)             (I.R.S. EMPLOYER IDENTIFICATION NO.)

                        32 SECOND AVENUE, NORTHWEST PARK
                              BURLINGTON, MA 01803
                                 (781) 229-0020
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                 ZOLL MEDICAL CORPORATION 1992 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                      ------------------------------------

                                RICHARD A. PACKER
                      PRESIDENT AND CHIEF OPERATING OFFICER
                            ZOLL MEDICAL CORPORATION
                        32 SECOND AVENUE, NORTHWEST PARK
                              BURLINGTON, MA 01803
                                 (781) 229-0020

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                      ------------------------------------

                                 With a copy to:

                             RAYMOND C. ZEMLIN, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                      ------------------------------------

                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
  Title of Securities Being        Amounts to be          Proposed Maximum             Proposed Maximum              Amount of
          Registered               Registered(1)     Offering Price Per Share(2)   Aggregate Offering Price       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.02        200,000                  $9.75                      $1,950,000                    $543
          per share
====================================================================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares of Zoll Medical Corporation Common Stock as may be required pursuant to the Zoll Medical Corporation 1992 Stock Option Plan, as amended, in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $0.02 per share, as reported on The Nasdaq National Market on December 2, 1998.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        Pursuant to General Instruction E. of Form S-8, Zoll Medical Corporation (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (No. 33-56244) as previously filed with the Securities and Exchange Commission on December 23, 1992. This Registration Statement is being filed to register an additional 200,000 shares of the Registrant's Common Stock subject to issuance under the Registrant's 1992 Stock Option Plan.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares to be offered hereby will be passed upon for the Registrant by Goodwin, Procter & Hoar LLP Boston, Massachusetts, counsel to the Registrant. A professional corporation controlled by Raymond C. Zemlin, the Clerk of the Registrant, is a partner of Goodwin, Procter & Hoar LLP which receives compensation from the Registrant for rendering legal services.

Item 8.  EXHIBITS.

        (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit
-------

   5.1 Opinion of Counsel, Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

   10.1*  Zoll Medical Corporation 1992 Stock Option Plan.

   10.2** First Amendment to Zoll Medical Corporation 1992 Stock Option Plan.

   10.3   Second Amendment to Zoll Medical Corporation 1992 Stock Option Plan.

   23.1   Consent of Independent Auditors, Ernst & Young LLP.

   23.2   Consent of Counsel, Goodwin, Procter & Hoar LLP (included in Exhibit
          5.1 hereto).

   24.1   Powers of Attorney (included in Part II of this Registration
          Statement).





------------

     * Incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-8, SEC File No. 33-56244.

     **   Incorporated by reference to Exhibit 10.2 to the Registrant's
Registration Statement on Form S-8, SEC File No. 33-90764.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, The Commonwealth of Massachusetts, on this 19th day of November, 1998.

                                     ZOLL MEDICAL CORPORATION


                                     By: /s/ Richard A. Packer
                                         --------------------------------------
                                         Richard A. Packer
                                         President and Chief Operating Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Each person whose signature appears below constitutes and appoints Richard A. Packer and Raymond C. Zemlin, and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute, may lawfully do or cause to be done by virtue hereof.


            Signature                       Title                                    Date
            ---------                       -----                                    ----


/s/ Rolf S. Stutz                    Chairman of the Board and                    November 19, 1998
-------------------------------      Chief Executive Officer
Rolf S. Stutz


/s/ Richard A. Packer                President, Chief Operating Officer           November 19, 1998
-------------------------------      and Director (Principal Executive
Richard A. Packer                    Officer and Acting Principal Accounting
                                     Officer)


/s/ Willard M. Bright                Director                                     November 19, 1998
-------------------------------
Willard M. Bright


/s/ Thomas M. Claflin, II            Director                                     November 19, 1998
-------------------------------
Thomas M. Claflin, II


/s/ M. Stephen Heilman               Director                                     November 19, 1998
-------------------------------
M. Stephen Heilman

/s/ Noah T. Herndon                    Director          November 19, 1998
-------------------------------
Noah T. Herndon



/s/ Daniel M. Mulvena                  Director          November 19, 1998
-------------------------------
Daniel M. Mulvena

                                  EXHIBIT INDEX





Exhibit No.       Description
-----------       -----------

     5.1 Opinion of Counsel as to the legality of the securities being registered.

    10.1*      Zoll Medical Corporation 1992 Stock Option Plan.

    10.2**     First Amendment to Zoll Medical Corporation 1992 Stock Option
               Plan.

    10.3       Second Amendment to Zoll Medical Corporation 1992 Stock Option
               Plan.

    23.1       Consent of Independent Auditors.

    23.2       Consent of Counsel, Goodwin, Procter & Hoar LLP (included in
               Exhibit 5.1 hereto).

    24.1       Powers of Attorney (included in Part II of this Registration
               Statement).

--------------

     * Incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-8, SEC File No. 33-56244.

     **   Incorporated by reference to Exhibit 10.2 to the Registrant's
Registration Statement on Form S-8, SEC File No. 33-90764.